Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement Nos. 333-194256 and 333-196437

Free Writing Prospectus dated June 24, 2014

6/23/2014 Fantex http://links.fantexholdings.mkt5229.com/servlet/MailView?ms=NjY4OTA1OQS2&r=Njg2NTE5MzY4MjQS1&j=NDYyNDk2MDA2S0&mt=1&rt=0 1/2 If you are still having problems viewing this message, please click here for additional help. * According to Rivals.com

6/23/2014 Fantex http://links.fantexholdings.mkt5229.com/servlet/MailView?ms=NjY4OTA1OQS2&r=Njg2NTE5MzY4MjQS1&j=NDYyNDk2MDA2S0&mt=1&rt=0 2/2 Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and the offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling tollfree 8663153482. View the prospectus. This is not an offer to sell, nor a solicitation of an offer to buy, to residents of any state in which registration and other legal requirements have not been fulfilled.